     As filed with the Securities and Exchange Commission on March 28, 1997
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          THE DAVEY TREE EXPERT COMPANY

                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Ohio                                           34-0176110
-------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

         1500 North Mantua Street, P.O. Box 5193, Kent, Ohio 44240-5193
         --------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                           The Davey 401KSOP and ESOP
                           --------------------------
                            (Full title of the plan)

        Rosemary T. Nicholas, Assistant Secretary, 1500 N. Mantua Street,
        -----------------------------------------------------------------
                                Kent, Ohio 44240
                                ----------------
                     (Name and address of agent for service)

                                 (330) 673-9511
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                          PROPOSED          PROPOSED
                                           MAXIMUM           MAXIMUM
   TITLE OF SECURITIES   AMOUNT TO BE    OFFERING PRICE     AGGREGATE          AMOUNT OF
   TO BE REGISTERED (1)   REGISTERED    PER SHARE (2)    OFFERING PRICE    REGISTRATION FEE
--------------------------------------------------------------------------------------------
Common Shares               300,000        $18.20          $5,460,000          $1,654.55
============================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(2)   Estimated solely for the purpose of calculating the registration fee.

The Exhibit Index appears on page 11 of sequentially numbered pages of this Registration Statement. This Registration Statement, including exhibits, contains 13 pages.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------  ----------------------------------------

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

         b) The description of the Registrant's Common Shares and rights to purchase Common Shares under certain circumstances are contained in the Registrant's Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating that description.

All documents hereafter filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the issuance of securities registered hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-------  --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

         William D. Ginn has served as a Director of the Registrant since 1973. Mr. Ginn is of counsel to the Cleveland law firm of Thompson Hine & Flory LLP.

         The law firm of which Mr. Ginn is of counsel has in the past provided and continues to provide legal services to the Registrant.

Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

                  Article V of the Registrant's Amended and Restated Regulations provides as follows:

                                 INDEMNIFICATION
                                 ---------------

                  SECTION 1. THIRD PARTY ACTIONS. The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action or suit by or in the right of the Registrant), by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  SECTION 2. DERIVATIVE ACTIONS. Other than in connection with an action or suit in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or

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



    suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that:

                  (a) no indemnification of a director shall be made if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the company or undertaken with reckless disregard for the best interests of the Registrant, and

                  (b) no indemnification of an officer, employee, or agent, regardless of his status as a director, shall be made in respect of any claim, issue, or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant;

    unless and only to the extent that the Court of Common Pleas or the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or the other Court shall deem proper.

                  SECTION 3. RIGHTS AFTER SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding.

                  SECTION 4. OTHER DETERMINATIONS OF RIGHTS. Except in a situation governed by Section 3, any indemnification under Section 1 or
    Section 2 (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. The determination shall be made (a) by a majority vote, at a meeting of directors, of those directors who constitute a quorum and who also were not and are not parties to or threatened with any such action, suit, or proceeding or (b) if such a quorum is not obtainable (or even if obtainable) and a majority of disinterested directors so directs, in a written opinion by independent legal counsel (compensated by the Registrant) or (c) by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon a default, failure, or other contingency or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought.

                  SECTION 5. ADVANCES OF EXPENSES. Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in Section 1 or Section 2 hereof, the only liability asserted against a director in the action, suit, or proceeding referred to in Section 1 or Section 2 hereof is pursuant to Section 1701.95 of the Revised Code:

                  (a) expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the Registrant as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt or an undertaking by or on behalf of the director in which he agrees both:
         (i) to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Registrant or undertaken with reckless disregard for the best interests of the Registrant and (ii) to reasonably cooperate with the Registrant concerning the action, suit, or proceeding.

                  (b) expenses (including attorney's fees), incurred by a director, officer, employee, or agent in defending any action, suit or proceeding referred to in Section 1 or Section 2 of this Article V may be paid by the Registrant, as they are incurred, in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Registrant.

                  SECTION 6. PURCHASE OF INSURANCE. The Registrant may purchase and maintain insurance or furnish similar protection, including, but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against liability under the provisions of this Article or of the Ohio General Corporation Law. Insurance may be purchased from or maintained with a person in which the Registrant has a financial interest.

                  SECTION 7. MERGERS. In the case of a merger into the Registrant of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, trustees, officers, employees, or agents in specified situations, any person who served as a director, officer, employee or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by the Registrant (as the surviving corporation) to the same extent he would have been entitled to indemnification by the constituent corporation if its separate existence had continued.

                  SECTION 8. NON-EXCLUSIVITY; HEIRS. Indemnification authorized by this Article shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification as a matter of law or under the Articles, the Regulations, any agreement, a vote of shareholders or disinterested directors, any insurance purchased by the Registrant, any action by the directors to take into account amendments to the Ohio General Corporation Law that expand the authority of the Registrant to indemnify a director, officer, employee, or agent of the Registrant, or otherwise, both as to action in his official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Item 7.  Exemption From Registration Claimed.
-------  ------------------------------------

                  Not applicable.

Item 8.  Exhibits.
-------  ---------

Exhibit

Number                     Description
-------                    -----------

5.1                        Opinion and Consent of Thompson Hine & Flory LLP.

23.1                       Consent of Thompson Hine & Flory LLP (included in
                           Exhibit 5.1).

23.2                       Independent Auditors' Consent of Deloitte & Touche


Item 9.  Undertakings.
-------  -------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to submit The Davey 401KSOP and ESOP (the "Plan") to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, this 25th day of March, 1997.

                                           THE DAVEY TREE EXPERT COMPANY

                                           By: /s/ R. Douglas Cowan
                                              -------------------------------
                                                R. Douglas Cowan, President
                                                and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                        Title                          Date
      ---------                        -----                          ----

/s/ John W. Joy                Chairman of the Board and         March 14, 1997
-------------------------      Director
John W. Joy

/s/ R. Douglas Cowan           President, Chief Executive        March 14, 1997
-------------------------      Officer and Director
R. Douglas Cowan

/s/ David E. Adante            Executive Vice President,         March 14, 1997
-------------------------      Chief Financial Officer
David E. Adante                and Secretary/Treasurer

/s/ Cary Blair                 Director                          March 14, 1997
-------------------------
Cary Blair

/s/ Richard E. Dunn            Director                      March 14, 1997
-------------------------
Richard E. Dunn

/s/ William D. Ginn            Director                      March 14, 1997
-------------------------
William D. Ginn

/s/ Richard S. Gray            Director                      March 14, 1997
-------------------------
Richard S. Gray

/s/ Eugene W. Haupt            Director                      March 14, 1997
-------------------------
Eugene W. Haupt

/s/ James H. Miller            Director                      March 14, 1997
-------------------------
James H. Miller

/s/ Thomas J. Murdough         Director                      March 14, 1997
-------------------------
Thomas J. Murdough

Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 25, 1997.

                                       By: /s/ Amy Vegh
                                           ---------------------------------
                                          Amy Vegh, Vice President

                                                   Key Trust of Ohio, N.A.

                                  EXHIBIT INDEX
                                  -------------

Exhibit                            Description                             Page
-------                            -----------                             ----

  5.1         Opinion and Consent of Thompson Hine & Flory LLP.              12

 23.1         Consent of Thompson Hine & Flory LLP (included in
              Exhibit 5.1).                                                  12

 23.2         Independent Auditors' Consent of Deloitte & Touche.            13